CHRISTIAN E. PLAZA (703) 456-8006 cplaza@cooley.com	Exhibit 2.l.2

January 30, 2008

Gladstone Capital Corporation
1521 Westbranch Drive
Suite 200
McLean, VA 22102

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale by Gladstone Capital Corporation, a Maryland corporation (the "Company"), of up to 3,450,000 shares (including 450,000 over-allotment shares) of the Company's common stock, $0.001 par value (the "Shares"), pursuant to a Registration Statement on Form N-2, as amended (Registration No. 333-143027) (the "Registration Statement"), the related prospectus dated January 23, 2008 (the "Prospectus") and the prospectus supplement dated January 30, 2008 (the "Prospectus Supplement"), each as filed with the Securities and Exchange Commission (the "Commission"). All of the Shares are to be sold by the Company as described in the Registration Statement and related Prospectus and Prospectus Supplement.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus included therein, the Prospectus Supplement filed with the Commission pursuant to Rule 497 under the Securities Act of 1933, as amended, the Company's Articles of Amendment and Restatement of the Articles of Incorporation and the Company's Bylaws, each as currently in effect, and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and the related Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

[SIGNATURE PAGE FOLLOWS]

ONE FREEDOM SQUARE, RSETON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656  T: (703) 456-8000  F: (703) 456-8100 WWW.COOLEY.COM

January 30, 2008
Page Two

Very truly yours,

Cooley Godward Kronish LLP

By: /s/ Christian E. Plaza
      Christian E. Plaza